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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for

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    which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:


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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 1, 2005 in the St. Louis Post-Dispatch.

Business savvy has Midwestern roots for Junck
By Tim McLaughlin
Of the Post-Dispatch

Mary E. Junck left the family farm in Iowa, shrugged off sexist remarks and sparked a newsroom rebellion in Baltimore in her rise as a top newspaper executive.

Now, here's the juiciest detail of her career: Junck snatched the star power of the Pulitzer name from the grasp of newspaper giant Gannett Co., suddenly making unsung Lee Enterprises Inc. the nation's fourth-largest newspaper company in terms of daily papers owned.

No one is underestimating the ambition anymore of Lee and its 57-year-old chairman and chief executive. While some speculate that Gannett might take a run at the combined company in the future, Lee executives aren't buying it.

"We absolutely intend to be a buyer and not a seller," said James W. Hopson, publisher of the Wisconsin State Journal, a Lee-owned paper in Madison, Wis. He also is Lee's vice president of publishing.

Junck, who runs the growing company from Davenport, Iowa, arrives in St. Louis today with the keys to a bigger company that promises to grow through acquisitions and internal growth. All the while, Junck says, local executives and newsroom managers will have the independence to do their jobs.

In a bold move, Lee agreed in a deal announced Sunday to pay $1.46 billion in cash to buy Pulitzer, whose operations include the Post-Dispatch and Suburban Journals of Greater St. Louis. But Junck isn't crowing.

"Mary is a Midwesterner through and through," Hopson said. "Her approach to people is to treat them kindly ... but she expects them to perform."

Junck was reared in Ogden, Iowa, on a family farm that raised corn, cattle and hogs. She grew up reading the Des Moines Register.

After graduating from the University of North Carolina at Chapel Hill with a master's degree in journalism, she went to work at the Charlotte Observer in 1972 as marketing research manager.

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In a telephone interview Monday, she expressed no regrets about not becoming a reporter.

"One of my philosophies is not to look back," Junck said.

Few would second-guess her decision. Her pay last year, including salary, bonus and restricted stock, totaled $4.1 million, Lee's proxy statement shows.

In the 1980s, Junck was a rising star in the Knight Ridder Inc. newspaper chain, but she benched herself in 1992, taking a leave of absence from the St. Paul Pioneer Press as president and publisher. She wanted to spend more time with her family.

"My daughter was young, and it was great," Junck said. "But I stayed connected and talked to people."

Deborah Howell, who worked under Junck as editor in St. Paul, said her friend is good at cracking a joke and putting people at ease.

"We'd raise our eyebrows when someone would make a remark that was sexist," said Howell, now Newhouse News Washington bureau chief and editor. "Most of the time we laughed it off."

Junck got back into newspapers when Richard T. Schlosberg, then senior vice president at Times Mirror Co., recruited her to become publisher and chief executive of the Baltimore Sun Co. Times Mirror wanted her so badly it delayed her start eight months so she could fulfill family commitments.

Faced with plummeting circulation and changed readership habits, Junck in 1995 had to pull the plug on the Baltimore Evening Sun, whose legacy included famous writers such as H.L. Mencken.

"It was a tough decision," she said.

The company relaunched a bigger, improved version of the Baltimore Sun's morning paper in a strategy that boosted revenue and circulation.

Hopson said Junck doesn't believe in cutting costs to make money. Instead, she first looks at how a newspaper can build revenue.

"We rank among the top companies of our peer group, but it's not because we squeeze every last nickel out of our newspapers," Hopson said.

William K. Marimow said he met Junck in 1994 when he was an associate managing editor at the Baltimore Sun; he described her as enthusiastic, fun-loving, tough and shrewd. She also was a good free-throw shooter when he played hoops with Junck and her daughter in their driveway, Marimow said. He now works as National Public Radio's managing editor in Washington.

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He recalled how Junck encouraged him and other top editors to come with her to meet Baltimore and Maryland policymakers and newsmakers, including the late Jack Kent Cooke.

In 1997, Junck got too involved in newsroom operations, critics said at the time, when she ordered changes to a story about the financial ties between credit-card giant MBNA Corp. and a Baltimore County official.

Published accounts from the time said the reporter who wrote the story submitted a letter of resignation because of the revisions Junck ordered. Other reporters and some editors delivered to Junck's home a petition bearing about 40 signatures protesting her decision, The Associated Press reported at the time. The conflict was resolved when a second, stronger story was published.

"It was a crisis that was resolved in a way that I felt produced a good, solid story," Marimow said in a telephone interview.

When asked about the newsroom revolt in Baltimore, Junck said: "At the time I thought it was a good decision, and I haven't really reflected on it lately.

"I can't really give a thorough answer to that," she continued. "But generally speaking, publishers rely on editors to make good decisions. I would say occasionally it happens when there's not a total meeting of the minds, and at newspapers where I have presided over, the final word goes to the publisher."

Mary E. Junck

Title: Chairman, chief executive and president of Lee Enterprises Inc.

Age: 57

Residence: Pleasant Valley, Iowa

Family: Husband, Ralph Gibson; daughter, Betty; stepson, Scott Gibson; two grandchildren

2004 pay: $4.1 million, including salary, bonus and restricted stock

Education: Master's degree in journalism, University of North Carolina, Chapel Hill

Career highlights: Appointed to Knight Ridder corporate staff, 1982; publisher and president, St. Paul Pioneer Press, 1990-92; publisher and chief executive, Baltimore Sun, 1993-97; joined Lee as executive vice president and chief operating officer, 1999; president, 2000; chief executive, 2001; chairman, 2002.

Reporter Tim McLaughlin
E-mail: tmclaughlin@post-dispatch.com
Phone: 314-340-8206


ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

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         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT
REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.